Exhibit 10.13

EXECUTION COPY

ASSURANCE AGREEMENT

This Assurance Agreement (this “Agreement”), dated as of February 3, 2022, is entered into by and among Abri Ventures I, LLC, a Delaware limited liability company (the “Sponsor”), Apifiny Group Inc., a Delaware corporation (the “Company”), and TipTop Century Limited, (“TipTop”). The Sponsor, the Company and TipTop are sometimes referred to herein each as a “Party” and together the “Parties”. Capitalized terms used but not defined herein shall have their respective meanings assigned to them in the Merger Agreement (defined below).

Recitals

WHEREAS, Abri SPAC I, Inc., a Delaware corporation (“Parent”), Abri Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company, Erez Simha, solely in his capacity as representative, agent and attorney-in-fact of the Company Securityholders, and Sponsor, solely in its capacity as representative, agent and attorney-in-fact of the Indemnified Party, have entered into that certain Merger Agreement dated as of January 27, 2022 (the “Merger Agreement”, pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and the Company will be the surviving company and a wholly-owned subsidiary of Parent, on the terms and subject to the conditions thereof; and

WHEREAS, as a condition and an inducement to Parent to enter into the Merger Agreement, Parent and the Company agreed in the Merger Agreement that they and their respective Representatives (which, in the case of the Company, includes TipTop) would use their commercially reasonable efforts, and negotiate in good faith to enter into an assurance agreement and related escrow agreement;

WHEREAS, as a holder of a majority of the issued and outstanding Company Common Stock, TipTop will receive substantial benefits in the Merger;

WHEREAS, TipTop has agreed that 6,650,000 shares of Company Class F Common Stock held by TipTop (collectively, the “Escrow Shares”) (i) will be deposited on the date hereof into an escrow account (the “Assurance Escrow Account”) free and clear of all Liens other than applicable federal and state securities restrictions and restrictions set forth in the Assurance Escrow Agreement together with a stock power executed in blank (the “Stock Power”), (ii) will be released from the Assurance Escrow Account in accordance with the terms of this Agreement and the Assurance Escrow Agreement.

WHEREAS, the Sponsor, the Company, TipTop and Continental Stock Transfer & Trust Company, a New York corporation, as escrow agent, concurrently with the execution and delivery of this Agreement, are entering into that certain Assurance Escrow Agreement (the “Assurance Escrow Agreement”).

WHEREAS, the parties hereto have agreed to deliver on the date hereof duly signed Joint Written Instructions (as defined in the Assurance Escrow Agreement) to the Escrow Agent to be held in escrow and acted upon by the Escrow Agent upon the receipt by the Escrow Agent of a Notification Letter (as defined in the Assurance Escrow Agreement) from Chardan Capital Markets, LLC (“Chardan”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

Agreement

1. Deposit and Release of the Escrow Shares; Dispute.

(a) The Escrow Shares shall be: (i) additional consideration for the Merger, free and clear of all Liens other than applicable federal and state securities restrictions and restrictions set forth in the Assurance Escrow Agreement and (ii) placed in escrow on the date hereof. The Escrow Shares shall be released from the Assurance Escrow Account to the Sponsor in accordance with the provisions of Section 2 and the Assurance Escrow Agreement solely in the event that:

A. (i) the VWAP of the shares of the Parent Common Stock is lower than $10.50 per share on any single Trading Day (the “Minimum Daily VWAP Trading Price Breach”) during the period starting on and including the Trading Day immediately following the day of the distribution by Parent of the Proxy Statement to holders of Parent Common Stock, and ending on and including the Trading Day immediately preceding the Closing Date (the “VWAP Maintenance Period”), and (ii) the Closing shall have occurred; or

B. (i) the Merger Agreement shall not have been terminated in accordance with Article X thereof; (ii) the Closing shall not have occurred before or on the date on which the Closing is required to occur in accordance with Section 2.6 of the Merger Agreement (such date, the “Specified Date”); (iii) no earlier than 5:00 PM Eastern Time on the Specified Date, Parent shall have given a good faith notice to the Company in accordance with Section 12.1 of the Merger Agreement stating that Parent and Merger Sub stand ready and willing to consummate the Merger during the immediately succeeding three (3) Business Day period (the “Company Closing Period”), which notice shall be an irrevocable binding commitment of Parent and Merger Sub to consummate the Merger throughout the Company Closing Period; (iv) at all times during the Company Closing Period, all of the conditions set forth in Article IX of the Merger Agreement shall continue to be satisfied or shall be capable of being satisfied or waived (to the extent permitted by applicable law) if the Closing were to occur during the Company Closing Period; and (v) the Company shall have failed to consummate the Merger on or before the end of the Company Closing Period.

(b) Notwithstanding anything to the contrary in Section 1(a), unless all of the conditions set forth in Section 1(a)A or all of the conditions set forth in Section 1(a)B shall have been satisfied, the Escrow Shares shall be released from the Assurance Escrow Account to TipTop pursuant to the Assurance Escrow Agreement upon the earlier to occur of (i) the Closing and (ii) the termination of the Merger Agreement in accordance with Article X thereof.

(c) Upon the release from the Assurance Escrow Account of the Escrow Shares, the Party receiving such Shares shall have all right, title and interest in such Escrow Shares, free and clear of all Liens other than applicable federal and state securities restrictions, and no Person shall have any right in, or claim to, such Escrow Shares as a result of or otherwise in connection with this Agreement or the Assurance Escrow Agreement.

(d) Notwithstanding any provision herein or in the Assurance Escrow Agreement to the contrary, the Parties hereby acknowledge and agree that, if TipTop provides written notice to the Sponsor no later than three (3) Business Days after the later to occur of (such three (3) Business Day period, the “Dispute Period”): (i) the provision of the Notification Letter (as defined in the Assurance Escrow Agreement) by Chardan Capital Markets, LLC to the Escrow Agent pursuant to Section 3(b)(i) of the Assurance Escrow Agreement and (ii) the provision of the Escrow Notice (as defined in the Assurance Escrow Agreement) pursuant to Section 3(b)(ii) of the Assurance Escrow Agreement, of its disagreement with any statement in the Notification Letter and/or the Escrow Notice that all of the conditions set forth in Section 4(a)(i), or all of the conditions set forth in Section 4(a)(ii), have been satisfied, as applicable (such notice, the “Dispute Notice”), then the Escrow Agent may release the Escrow Shares to the Sponsor as contemplated in the Assurance Escrow Agreement, subject to this Section 1(d) and Section 3(c); provided, that TipTop may pursue all remedies available to it (whether at law or in equity) to challenge the release of the Escrow Shares hereunder and reacquire ownership of the Escrow Shares; and provided, further, the Dispute Period shall in no event begin prior to the time the Notification Letter is received by the Company and TipTop pursuant to the Assurance Escrow Agreement and Section 8(b) hereof.

2. Covenants of the Company. Upon the occurrence of an event as specified in Section 1(a):

(a) Promptly upon (but in any event not later than (2) Business Days after) (i) the Closing, in the case of the satisfaction of all of the conditions set forth in Section 1(a)A, or (ii) the expiration of the Company Closing Period, in the case of the satisfaction of all of the conditions set forth in Section 1(a)B, the Company shall take all actions required to be taken by the Company under the Assurance Escrow Agreement to provide for the release of the Escrow Shares from the Assurance Escrow Account to the Sponsor.

(b) Upon any release of the Escrow Shares to the Sponsor, the Company shall take such actions as are reasonably requested by the Sponsor to evidence the transfer of the Escrow Shares to the Sponsor and the holding of the Escrow Shares by the Sponsor, including through the provision of an updated stock ledger of the Company showing such transfer and the Sponsor’s position as the holder of the Escrow Shares (as certified by an officer of the Company responsible for maintaining such ledger or the applicable registrar or transfer agent of Company), and, upon such release of the Escrow Shares to Sponsor and Sponsor’s subsequent delivery to the Company of the certificate representing the Escrow Shares, together with the Stock Power, the Company shall cancel the certificate representing the Escrow Shares and issue a certificate in the name of Sponsor or its designee for that certain number of shares of Company Class A Common Stock into which the Escrow Shares convert in accordance with the Company’s Certificate of Incorporation.

(c) Except with respect to any amounts treated as imputed interest under Section 483 of the Code, any transfer of Escrow Shares pursuant to this Agreement shall be treated as an adjustment to the merger consideration by the Parties for Tax purposes, unless otherwise required by a change in applicable Tax Law. Any Escrow Share that is transferred pursuant to this Agreement shall be treated as eligible for non-recognition treatment under Section 354 of the Code (and shall not be treated as “other property” within the meaning of Section 356 of the Code).

3. Covenants of the Sponsor.

(a) Unless all of the conditions set forth in Section 1(a)A or all of the conditions set forth in Section 1(a)B shall have been satisfied, promptly upon (but in any event not later than (2) Business Days after) (i) the Closing, or (ii) the termination of the Merger Agreement in accordance with Article X thereof, the Sponsor shall take all actions required to be taken by the Sponsor under the Assurance Escrow Agreement, to provide for the release of the Escrow Shares from the Assurance Escrow Account to TipTop.

(b) The Sponsor agrees that neither the Sponsor, nor any of its Representatives, will, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, any of the Parent Common Stock or any other Equity Interest of Parent, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Parent Common Stock or any other Equity Interest of Parent or otherwise, publicly disclose the intention to, or solicit or knowingly encourage any Person to, make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to the Parent Common Stock or any other Equity Interest of Parent, other than such actions taken pursuant to, or in connection with the Merger Agreement or the Additional Agreements. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(c) If TipTop delivers the Dispute Notice, then, from and after its receipt of the Escrow Shares until the date on which such dispute is resolved by the mutual agreement of the Parties or pursuant to a Final Order (as defined in the Assurance Escrow Agreement), the Sponsor shall not (i) create or agree to permit to exist any lien, security interest or other encumbrance upon the Escrow Shares and (ii) offer, sell, contract to sell, hypothecate, transfer, pledge or otherwise dispose of, directly or indirectly, any of the Escrow Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Escrow Shares. If TipTop and the Sponsor mutually agree, or it is determined pursuant to a Final Order, that TipTop is entitled to the Escrow Shares, then (x) the Sponsor shall take such actions as are reasonably requested by TipTop and the Company to evidence the transfer of the Escrow Shares to TipTop and the holding of the Escrow Shares by TipTop and (y) the Sponsor shall reimburse TipTop for all dividends paid to the Sponsor with respect to the Escrow Shares, if any.

4. Covenants of TipTop. Upon the occurrence of an event as specified in Section 1(a):

(a) Promptly upon (but in any event not later than (2) Business Days after) (i) the Closing, in the case of the satisfaction of all of the conditions set forth in Section 1(a)A, or (ii) the expiration of the Company Closing Period, in the case of the satisfaction of all of the conditions set forth in Section 1(a)B, TipTop shall take all actions required to be taken by TipTop under the Assurance Escrow Agreement to provide for the release of the Escrow Shares from the Assurance Escrow Account to the Sponsor.

(b) Upon any release of the Escrow Shares to the Sponsor, TipTop shall take such actions as are reasonably requested by the Sponsor to evidence the transfer of the Escrow Shares to the Sponsor and the holding of the Escrow Shares by the Sponsor.

5. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the other Parties as follows:

(a) Organization and Power. The Sponsor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Sponsor has full power and authority to enter into this Agreement and the Assurance Escrow Agreement. This Agreement and the Assurance Escrow Agreement, when executed and delivered by the Sponsor, shall constitute the valid and legally binding obligation of the Sponsor, enforceable in accordance with their respective terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the other Parties in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Sponsor in connection with the consummation of the transactions contemplated by this Agreement and the Assurance Escrow Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Sponsor of this Agreement and the Assurance Escrow Agreement and the consummation by the Sponsor of the transactions contemplated hereby and thereby will not result in any violation or default: (i) of any provisions of its organizational documents, if applicable; (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (iii) under any note, indenture or mortgage to which it is a party or by which it is bound; (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (v) of any provision of any federal or state statute, rule or regulation applicable to the Sponsor, in each case (other than clause (i)), which would have a material adverse effect on the Sponsor or its ability to consummate the transactions contemplated by this Agreement and the Assurance Escrow Agreement.

(e) Deposit of Joint Written Instructions in Escrow. Concurrently with the delivery of the Escrow Shares by TipTop to the Escrow Agent, the Sponsor has delivered to the Escrow Agent signed copies of Joint Written Instructions (as defined in the Assurance Escrow Agreement) duly executed by the Sponsor. Such Joint Written Instructions to be held in escrow by the Escrow Agent and only released from escrow and acted upon by the Escrow Agent in accordance with the Assurance Escrow Agreement, upon the receipt by the Escrow Agent of a Notification Letter (as defined in the Assurance Escrow Agreement) from Chardan confirming that all of the conditions set forth in Section 1(a)A hereof, or all of the conditions set forth in Section 1(a)B hereof, shall have been satisfied.

6. Representations and Warranties of the Company. The Company represents and warrants to the other Parties as follows:

(a) Organization and Corporate Power. The Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Company has full power and authority to enter into this Agreement and the Assurance Escrow Agreement. This Agreement and the Assurance Escrow Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the other Parties in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement and the Assurance Escrow Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Company of this Agreement and the Assurance Escrow Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not result in any violation or default: (i) of any provisions of its certificate of incorporation or other governing documents; (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (iii) under any note, indenture or mortgage to which it is a party or by which it is bound; (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (v) of any provision of any federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement and the Assurance Escrow Agreement.

(e) Deposit of Joint Written Instructions in Escrow. Concurrently with the delivery of the Escrow Shares by TipTop to the Escrow Agent, the Company has delivered to the Escrow Agent signed copies of Joint Written Instructions (as defined in the Assurance Escrow Agreement) duly executed by the Company. Such Joint Written Instructions to be held in escrow by the Escrow Agent and only released from escrow and acted upon by the Escrow Agent in accordance with the Assurance Escrow Agreement, upon the receipt by the Escrow Agent of a Notification Letter (as defined in the Assurance Escrow Agreement) from Chardan confirming that all of the conditions set forth in Section 1(a)A hereof, or all of the conditions set forth in Section 1(a)B hereof, shall have been satisfied.

7. Representations and Warranties of TipTop. TipTop represents and warrants to the other Parties as follows:

(a) Organization and Corporate Power. TipTop is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. TipTop has full power and authority to enter into this Agreement and the Assurance Escrow Agreement. This Agreement and the Assurance Escrow Agreement, when executed and delivered by TipTop, shall constitute the valid and legally binding obligation of TipTop, enforceable against TipTop in accordance with their respective terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the other Parties in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of TipTop in connection with the consummation of the transactions contemplated by this Agreement and the Assurance Escrow Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by TipTop of this Agreement and the Assurance Escrow Agreement and the consummation by TipTop of the transactions contemplated hereby and thereby will not result in any violation or default: (i) of any provisions of its certificate of incorporation or other governing documents; (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (iii) under any note, indenture or mortgage to which it is a party or by which it is bound; (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (v) of any provision of any federal or state statute, rule or regulation applicable to TipTop, in each case (other than clause (i)) which would have a material adverse effect on TipTop or its ability to consummate the transactions contemplated by this Agreement and the Assurance Escrow Agreement.

(e) Escrow Shares; Escrow Share Documents. TipTop owns, beneficially and of record, and has good and valid title to all of the Escrow Shares, free and clear of any Lien (other than restrictions on transfer imposed under applicable securities Laws and under this Agreement and the Assurance Escrow Agreement). The delivery of the Escrow Shares and the Escrow Share Documents (as defined in the Assurance Escrow Agreement) and the execution of the Stock Power have been duly authorized by all necessary corporate action on the part of TipTop.

(f) Deposit of Joint Written Instructions in Escrow. Concurrently with the delivery of the Escrow Shares by TipTop to the Escrow Agent, TipTop has delivered to the Escrow Agent signed copies of Joint Written Instructions (as defined in the Assurance Escrow Agreement) duly executed by TipTop. Such Joint Written Instructions to be held in escrow by the Escrow Agent and only released from escrow and acted upon by the Escrow Agent in accordance with the Assurance Escrow Agreement, upon the receipt by the Escrow Agent of a Notification Letter (as defined in the Assurance Escrow Agreement) from Chardan confirming that all of the conditions set forth in Section 1(a)A hereof, or all of the conditions set forth in Section 1(a)B hereof, shall have been satisfied.

8. General Provisions.

(a) Acknowledgement and Authorization by TipTop. TipTop hereby (i) acknowledges and agrees that the Company will be taking certain actions with respect to the Escrow Shares and the Escrow Share Documents for TipTop’s benefit pursuant to the terms hereof and the Assurance Escrow Agreement, and (ii) authorizes the Company to take such actions in accordance with the terms hereof, including the delivery of a Joint Written Instruction pursuant to the terms hereof and thereof.

(b) Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given and/or received, as the case may be: (i) if by hand or nationally recognized overnight courier service, by 5:00 PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; or (ii) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt. Notices shall be addressed to the respective Parties as follows, or to such other address as a Party shall specify to the others in accordance with these notice provisions:

if to the Sponsor, to:

Abri Ventures I, LLC.

9663 Santa Monica Blvd., No. 1091

Beverly Hills, CA 90210

Attn: Jeffrey Tirman, Chief Executive Officer

E-mail: jtirman@abriadv.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Ave

New York, NY 10154

Attention: Mitchell S. Nussbaum

Fax: 212.504.3013

E-mail: mnussbaum@loeb.com

If to TipTop:

TipTop Century Limited

c/o Apifiny Group Inc.

1675 Broadway, 35th floor

New York, NY 10019

Attn: Haohan Xu, Chief Executive Officer

E-mail: hoahan@apifiny.com

with a copy to (which shall not constitute notice):

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Phyllis Korff, Esq.; Andrew Noreuil, Esq.

E-mail: pkorff@mayerbrown.com; anoreuil@mayerbrown.com

if to the Company, to:

Apifiny Group Inc.

1675 Broadway, 35th floor

New York, NY 10019

Attn: Haohan Xu, Chief Executive Officer

E-mail: hoahan@apifiny.com

with a copy to (which shall not constitute notice):

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Phyllis Korff, Esq.; Andrew Noreuil, Esq.

E-mail: pkorff@mayerbrown.com; anoreuil@mayerbrown.com

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

(d) Entire Agreement. This Agreement and the Assurance Escrow Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or thereto or referenced herein or therein, constitute the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated by this Agreement and the Assurance Escrow Agreement.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(g) Counterparts. This Agreement may be executed, by manual or electronic signature, in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the Parties, and any litigation between the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(j) Jurisdiction. The Parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware) (or any appellate courts thereof) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware), and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) Waiver of Jury Trial. The Parties hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of Company, TipTop and the Sponsor.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. The Company, TipTop and the Sponsor will each bear all of their own respective costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents (including transfer agents), representatives, financial advisors, legal counsel and accountants.

(o) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, or covenant. References to particular sections, subsections or articles not otherwise specified are cross-references to sections, subsections and articles of this Agreement.

(p) Waiver. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the Parties shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

ABRI VENTURES I, LLC

By:	/s/ Jeffrey Tirman
Name:	Jeffrey Tirman
Title:	Managing Member

APIFINY GROUP INC.

By:	/s/ Haohan Xu
Name:	Haohan Xu
Title:	Chief Executive Officer

TipTop Century Limited

By:	/s/ Haohan Xu
Name:	Haohan Xu
Title:	Authorized Person

[Signature Page to Assurance Agreement]